Exhibit 99.1

CONFIDENTIAL OFFERING CIRCULAR SUPPLEMENT
TO PRELIMINARY CONFIDENTIAL OFFERING CIRCULAR DATED JANUARY 29, 2007

$250,000,000

TransDigm Inc.
7 3/4% Senior Subordinated Notes due 2014

        This Confidential Offering Circular Supplement relates to the sale of our 7 3/4% senior subordinated notes due 2014 (the "new notes"). This Confidential Offering Circular Supplement supplements the Preliminary Confidential Offering Circular dated January 29, 2007 and supersedes the information in the Preliminary Confidential Offering Circular to the extent inconsistent with the information in the Preliminary Confidential Offering Circular. You should read this Confidential Offering Circular Supplement together with the Preliminary Confidential Offering Circular. Defined terms used in this Confidential Offering Circular Supplement that are not defined herein shall have the same meanings as in the Preliminary Confidential Offering Circular.

        The new notes are being offered only to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The securities referenced herein have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Update on Regulatory Matters Relating to ATI Acquisition

        In the Preliminary Confidential Offering Circular, we noted that the ATI acquisition was subject to approval by the German Government and that if we were unable to obtain this approval prior to the closing of the offering of the new notes, we would close the offering into escrow. On January 30, 2007, we received notice of clearance for the ATI acquisition from the Federal Cartel Office of the German Government. As a result, we will not be required to close the offering of the new notes into escrow.

Updated Information Regarding ATI

ATI's auditors have identified a reportable condition in ATI's internal controls and their operation relating to significant unusual or non-recurring transactions that required a restatement of ATI's audited financial statements for the year ended December 31, 2005.

        On January 29, 2007, ATI's auditors reported to the ATI Board of Directors a reportable condition under auditing standards generally accepted in the United States, or US GAAP, that, in the judgment of ATI's auditors, related to a significant deficiency in the design or operation of ATI's internal controls relating to significant unusual or non-recurring transactions which could adversely affect ATI's ability to record, process, summarize and report financial data consistent with the assertions of management in ATI's financial statements. The reportable condition related to ATI's controls to analyze technical accounting literature applicable to significant unusual or non-recurring transactions not being designed effectively. As a result of this condition, ATI restated its audited financial statements as of and for the year ended December 31, 2005 to correct errors in the application of Statement of Accounting Standard (SFAS) No. 95, "Statement of Cash Flows" and Statement of Accounting Standard (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". Specifically, in connection with ATI's spin-off of Tri-Star International, Inc., or Tri-Star, on March 1, 2005, ATI retained preferred stock in Tri-Star with a face value of $35.0 million and an annual cumulative dividend of 13%. On August 15, 2005, the preferred stock was redeemed by Tri-Star for $37.1 million in cash, of which $35.0 million represented the face value of the preferred stock and $2.1 million represented accrued dividends on the preferred stock. The redemption resulted in income tax expense to ATI of $3.7 million. See Note 2 to the audited consolidated financial statements of ATI included in the Preliminary Confidential Offering Circular. For the year ended December 31, 2005, ATI reflected the $2.1 million in accrued dividends in its cash flows from investing activities, and reflected the $3.7 million of income tax expense as a reduction in its income from continuing operations. In the restatement of its financial statements for the year ended December 31, 2005, the $2.1 million in accrued dividends was reclassified as cash flows from operations and the $3.7 million of income tax expense was reclassified as a reduction in its income from discontinued operations. The consolidated financial statements of ATI that were included in the Preliminary Confidential Offering Circular were already adjusted to reflect these reclassifications. These reclassifications did not have any effect on ATI's net income or EBITDA for the year ended December 31, 2005. We cannot assure you that in connection with our integration of ATI's accounting procedures with our accounting procedures, or in connection with any audit or review undertaken with respect to ATI's consolidated financial statements following our acquisition of ATI, we or our auditors will not identify additional reportable conditions with respect to ATI's internal controls that result in additional reclassifications or adjustments to ATI's consolidated financial statements included in the Preliminary Confidential Offering Circular.

The date of this Confidential Offering Circular Supplement is January 30, 2007.